UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 21, 2008
(Date of report)

July 18, 2008
(Date of earliest event reported)

Sotheby’s
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1334 York Avenue
New York, NY	10021
(Address of principal executive offices)	(Zip Code)

(212) 606-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

     As previously disclosed in a current report on Form 8-K, on June 17, 2008, Sotheby’s (the “Company”) issued $200,000,000 of 3.125% Convertible Senior Notes due 2013 (the “Convertible Notes”) and $150,000,000 of 7.75% Senior Notes due 2015 (the “Senior Notes” and together with the Convertible Notes, the “Notes”) to Banc of America Securities LLC, Goldman, Sachs & Co., Comerica Securities, Inc. and HSBC Securities (USA) Inc (collectively, the “Initial Purchasers”). The net proceeds from the sale of the Notes were approximately $340.2 million, after deducting the Initial Purchasers’ discounts.

     On July 18, 2008, the Company used a portion of the net proceeds from these Notes to redeem its 6.98% Senior Unsecured Notes that were due in February 2009. The total paid to redeem the 6.98% Senior Unsecured Notes was $105.7 million, which includes $102.5 million for the present value of the remaining principal and interest and $3.2 million for accrued and unpaid interest through the date of redemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Corporate Controller and
Chief Accounting Officer

Date:	July 21, 2008